EXHIBIT 10.7

AMENDMENT TO

BINDING FARM-OUT AGREEMENT

EAST WADI ARABA CONCESSION - EGYPT

WHEREAS Dover Investments Limited (“Dover”), TransPacific Petroleum Corp. (“TransPacific”), Mogul Energy Ltd. (“Mogul”) and Ghareeb Awad (“Awad”) entered into a binding farm-out agreement dated as of August 6, 2005 (the “Dover Farm-Out Agreement”);

AND WHEREAS pursuant to section 13 of the Dover Farm-Out Agreement, each of Dover, TransPacific, Mogul and Awad desire to amend section 2 of the Dover Farm-Out Agreement on the terms set out herein;

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants set forth herein and other and good consideration the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1.    The first sentence of section 2 of the Dover Farm-Out Agreement is deleted and replaced with the following:

“For a period of 60 days of signing this Agreement, Mogul will be allowed to review the seismic data of EWA and if at Mogul’s sole discretion, it is satisfied, will provide a non-refundable deposit of US$25,000 and by no later than 5:00 p.m. (Vancouver time) on April 15, 2006, it will issue to the benefit of EGPC or Dover a letter of guarantee in a form and content that is acceptable to Dover or EGPC from a major bank in Egypt in the amount of Two Million US Dollars ($2,000,000 US) to secure Mogul’s obligations hereunder and to be used in the drilling of their two well obligations.”

2.    All other terms and provisions of the Dover Farm-Out Agreement shall remain the same.

3.    This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

4.    This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. The parties hereby consent and attorn to the exclusive jurisdiction of the courts of the Province of Alberta in relation to this Agreement.

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed and accepted as of the dates set forth below.

DOVER INVESTMENTS LIMITED		Dated March 30, 2006

By:	/s/ Robert P. Salna
Mr. Robert P. Salna, President

MOGUL ENERGY LTD.		Dated March 30, 2006

By:	/s/ Parvez Tyab
Mr. Parvez Tyab, President

TRANSPACIFIC PETROLEUM CORP.		Dated March 30, 2006

By:	/s/ Ghareeb M. Awad
Dr. Ghareeb M. Awad, President

Signed, sealed and delivered by	)
Dr. Ghareeb M. Awad in the presence of:	)
)
)
/s/ Parvez Tyab	)
Name	)
	)	/s/ Ghareeb M. Awad
Dated March 30, 2006)		Dr. Ghareeb M. Awad